Exhibit 10.2

SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) dated as of March 19, 2014, is made by and among RHINO ENERGY LLC, a Delaware limited liability company (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under the Credit Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated July 29, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated April 18, 2013, (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have requested that the Administrative Agent and Lenders permit certain Loan Parties to sell certain assets set forth on Schedule A (the “Assets”), which constitute a portion of the Collateral of the Administrative Agent and Lenders under the Credit Agreement, Gulfport Energy Corporation pursuant to that certain Purchase and Sale Agreement (the “PSA”) dated March 19, 2014, (the “PSA Closing Date”); and

WHEREAS, the Borrower wishes to make certain changes to the Leverage Ratio and reduce the Revolving Credit Commitments.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.              Definitions.  Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement.

2.              Amendment to Credit Agreement

(a)                                 Section 1.1 of the Credit Agreement shall be amended by adding the following new definitions thereto in proper alphabetical order:

CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

CFTC shall mean the Commodity Futures Trading Commission.

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap.  Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Hedge Liabilities shall mean the Interest Rate Hedge Liabilities and the Commodity Hedge Liabilities.

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or

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otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Second Amendment Effective Date shall mean March 19, 2014.

Swap shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or  (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge or a Lender-Provided Commodity Hedge.

(b)                                 The following definitions contained Section 1.1 of the Credit Agreement shall be amended and restated as follows:

Lender-Provided Commodity Hedge shall mean a Commodity Hedge which is entered into with any Lender or an Affiliate of any Lender and which meets the following requirements: such Commodity Hedge (i) is documented in a standard International Swap Dealer Association Agreement or such other standard trading documentation, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging purposes. The liabilities owing to the provider of any Lender-Provided Commodity Hedge (the “Commodity Hedge Liabilities”) by any Loan Party that is party to such Lender-Provided Commodity Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.5 [Application of Proceeds; Collateral Sharing]

Lender-Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other

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Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.5 [Application of Proceeds; Collateral Sharing].

Obligations shall mean any obligation or liability of any of the Loan Parties to the Administrative Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document or under any Lender-Provided Interest Rate Hedge or Lender-Provided Commodity Hedge.  Obligations shall include the liabilities to any Lender or any affiliate thereof under any Lender-Provided Interest Rate Hedge and Lender-Provided Commodity Hedge (the “Lender-Provided Hedge Obligations”), but shall not include the liabilities to other Persons under any other Interest Rate Hedge or Commodity Hedge.  Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

(c)                                  Section 8.1 of the Credit Agreement is hereby amended to add the following new section 8.1.15:

“8.1.15        Keepwell.  Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.15, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 8.1.15 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents.  Each Qualified ECP Loan Party intends that this Section 8.1.15 constitute, and this Section 8.1.15 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.”

(d)                                 Clause (vi) of Section 8.2.4 of the Credit Agreement shall be amended and restated in its entirety as follows:

“(vi)                        investments (other than by the MLP) in Hydrocarbons, Hydrocarbon Interests and Hydrocarbon Auxiliary Assets and Activities: (1) on or after the Closing

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Date but prior to the Second Amendment Effective Date in an aggregate amount not to exceed $50,000,000, and (2) on or after the Second Amendment Effective Date in an aggregate amount not to exceed $50,000,000, in each instance excluding those existing investments set forth on Schedule 8.2.4(vi).

(e)                                  Section 8.2.17 of the Credit Agreement shall be amended and restated in its entirety as follows:

“8.2.17 Maximum Leverage Ratio.  The Loan Parties shall not at any time permit the Leverage Ratio, calculated as of the end of each fiscal quarter, to exceed the ratio set forth below for the periods specified below as at the end of each such fiscal quarter:

Period	Ratio
From January 1, 2014 through September 30, 2015	3.50 to 1.00
From October 1, 2015 through December 31, 2015	3.25 to 1.00
For each fiscal quarter thereafter	3.00 to 1.00”

3.                                      Consent.  Subject to the Conditions Precedent set forth in Section 5 of this Amendment, the Lenders hereby consent to the sale of the Assets pursuant to the terms and conditions of the PSA, and the receipt of the purchase price as set forth in Sections 3.1 and 3.2 of the PSA (the “Purchase Price”).

4.              Commitment Reduction.  Pursuant to Section 2.12 of the Credit Agreement, the Borrower hereby requests that, effective as of PSA Closing Date, the Revolving Credit Commitments be reduced to $200,000,000.  The Administrative Agent and the Lenders hereby waive the requirement of five days’ prior written notice required under Section 2.12 of the Credit Agreement with respect to such Revolving Credit Commitment reduction.

5.              Conditions Precedent.  The Borrower acknowledges and agrees that this Amendment and the Administrative Agent and Lenders’ consent set forth in this Amendment are subject to the following conditions precedent as determined by the Administrative Agent to its satisfaction:

(i)                                     The Borrower, the Loan Parties, the Administrative Agent, and the Required Lenders shall have executed and delivered this Amendment;

(ii)                                  The PSA has been fully executed, delivered, and consummated by the parties thereto.

(iii)                               An amount equal to the lesser of (a) the portion of the Purchase Price paid pursuant to Section 3.1(a) of the PSA or (b) the amount of the currently outstanding Loans (the “Prepayment Amount”) shall have been received by the Administrative Agent for the benefit of the Lenders within one Business Day of  the PSA Closing Date, which Prepayment Amount shall be applied to the Obligations in the manner set forth in Section 5.6 of the Credit Agreement.

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(iv)                              The Borrowers shall have paid to the Administrative Agent for itself and for the account of the applicable Lenders (a) all fees as required hereunder, including a fee to each Lender that consented to this Amendment in writing on or before 3:00 p.m. (Eastern time), March 19, 2014, equal to five (5) basis points of such Lender’s Revolving Credit Commitment as of the date hereof, after giving effect to the Revolving Credit Commitment reduction, (b) all other fees, costs and expenses payable to the Administrative Agent for which the Administrative Agent is entitled to be reimbursed, including but not limited to the fees and expenses of the Administrative Agent’s legal counsel.

6.              Consents.  All material consents required to effectuate the transactions contemplated to occur on the PSA Closing Date have been obtained.

7.              Legal Details.  All legal details and proceedings in connection with the transactions contemplated by this Amendment are in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent has received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent or its counsel may reasonably request.

8.                                      Representations and Warranties.  By its execution and delivery of this Amendment to Administrative Agent, Borrower, and each of the other Loan Parties represents and warrants to Administrative Agent and Lenders as follows:

(a)                                 Authorization, Etc.  Each Loan Party has duly authorized, executed, and delivered this Amendment.

(b)                                 Material Adverse Change.  After giving effect to this Amendment, no Material Adverse Change shall have occurred with respect to Borrower or any of the other Loan Parties since the Closing Date of the Credit Agreement.

(c)                                  Litigation.  After giving effect to this Amendment, there are no actions, suits, investigations, litigation, or governmental proceedings pending or, to Borrower’s or any other Loan Party’s knowledge, threatened against any of the Loan Parties that could reasonably be expected to result in a Material Adverse Change.

(d)                                 PSA and Assets.  The PSA is true and complete in all material respects and has not been further modified, amended, or replaced in any material respect and that the description of the Assets set forth in Schedule A is true, accurate, and complete in all material respects.

(e)                                  Loan Documents.  The representations and warranties set forth in the Credit Agreement and the Loan Documents shall be true and correct on and as of the date of this Amendment with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties that relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and no Event of Default shall exist and be continuing under the Credit Agreement or under any Loan Document as of the date of this Amendment.

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9.              Organizational Documents Not Amended.  As of the date hereof, the organizational documents of such Loan Party have not been amended or modified since copies thereof were previously delivered to Administrative Agent.

10.                               Miscellaneous.

(a)                                 Full Force and Effect.  All provisions of the Credit Agreement and the other Loan Documents remain in full force and effect on and after the date of this Amendment as expressly amended hereby.  The parties do not amend any provisions of the Credit Agreement or any other Loan Document except as expressly amended hereby.

(b)                                 Counterparts.  This Amendment may be signed in counterparts (by facsimile transmission or otherwise), but all of which together shall constitute one and the same instrument.

(c)                                  Incorporation into Credit Agreement.  This Amendment shall be incorporated into the Credit Agreement by this reference.  All representations, warranties, Events of Default, and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.

(d)                                 Governing Law.  This Amendment shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

(e)                                  No Novation.  Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.  Borrower, the other Loan Parties, each Lender, and Administrative Agent acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE — SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first above written.

BORROWER:

RHINO ENERGY LLC, a Delaware limited liability company

By:	/s/ Richard A. Boone	(SEAL)
Name:	Richard A. Boone
Title:	Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE — SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS:

BUCK COAL, INC.
CAM AIRCRAFT LLC
CAM-BB LLC
CAM COAL TRADING LLC
CAM-COLORADO LLC
CAM-KENTUCKY REAL ESTATE LLC
CAM MINING LLC
CAM-OHIO REAL ESTATE LLC
CASTLE VALLEY MINING LLC
CLINTON STONE LLC
DEANE MINING LLC
HOPEDALE MINING LLC
LEESVILLE LAND, LLC
MCCLANE CANYON MINING LLC
RAM PROCESSING, INC.
RESERVE HOLDINGS LLC
RHINO COALFIELD SERVICES LLC
RHINO EXPLORATION LLC
RHINO NORTHERN HOLDINGS LLC
RHINO OILFIELD SERVICES LLC
RHINO SERVICES LLC
RHINO TECHNOLOGIES LLC
RHINO TRUCKING LLC
SANDS HILL MINING LLC
SPRINGDALE LAND, LLC
TAYLORVILLE MINING LLC
THE ELK HORN COAL COMPANY, LLC
THE ELK HORN CORPORATION
TRIAD ROOF SUPPORT SYSTEMS LLC

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	Senior Vice President and Chief Financial Officer of each Guarantor listed above on behalf of each such Guarantor

[SIGNATURE PAGE — SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

RHINO RESOURCE PARTNERS LP

By:	Rhino GP LLC, its general partner

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	Vice President and Chief Financial Officer

[SIGNATURE PAGE — SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ James O’Brien
Name:	James O’Brien
Title:	Assistant Vice President

[SIGNATURE PAGE — SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

UNION BANK, N.A.

By:	/s/ Y. Joanne Si
Name:	Y. Joanne Si
Title:	Vice President

[SIGNATURE PAGE — SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

RAYMOND JAMES BANK, N.A.

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Vice President

[SIGNATURE PAGE — SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK

By:	/s/ Joshua D. Elsea
Name:	Joshua D. Elsea
Title:	Vice President

[SIGNATURE PAGE — SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[SIGNATURE PAGE — SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIFTH THIRD BANK

By:	/s/ Mary-Alicha Weldon
Name:	Mary-Alicha Weldon
Title:	Vice President

[SIGNATURE PAGE — SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

ROYAL BANK OF CANADA

By:	/s/ Frank Lambrinos
Name:	Frank Lambrinos
Title:	Authorized Signatory

[SIGNATURE PAGE — SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Troy Weaver
Name:	Troy Weaver
Title:	Senior Vice President

[SIGNATURE PAGE — SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIRST COMMONWEALTH BANK

By:	/s/ Stephen J. Orban
Name:	Stephen J. Orban
Title:	Senior Vice President

SCHEDULE A

The term “Assets” means, subject to the terms and conditions of the PSA, all of Loan Parties’ right, title and interest in and to the following, but excepting and excluding, in all such instances, the Excluded Assets (defined terms used herein, but not otherwise defined herein, shall have the meanings given to them in the PSA):

(a)                                 The oil and gas leases, oil, gas and mineral leases, subleases and other leaseholds, royalties, overriding royalties, net profits interests, mineral fee interests, carried interests, and other rights to Hydrocarbons in place that are located on the Lands including those identified on Exhibit A-1 of the PSA (collectively, the “Leases”), subject to any depth limitations and other restrictions that may be set forth in the Leases and Contracts; and all oil, gas, water, carbon dioxide or injection wells located on the Leases, whether producing, shut-in or abandoned, including the interests in the wells shown on Exhibit A-2 of the PSA (collectively, the “Wells”) and all Hydrocarbons produced therefrom on and after the Effective Date.

(b)                                 All pooled, communitized or unitized acreage which includes all or a part of any Lease (the “Units”), and all tenements, hereditaments and appurtenances belonging to the Leases and Units (together with the Leases and the Wells, the “Properties”);

(c)                                  All material contracts, agreements and instruments (other than Leases) to the extent applicable to the Properties, but excluding (i) any contracts, agreements and instruments to the extent transfer is restricted by Third Party agreement or applicable Law and (ii) instruments constituting Seller’s chain of title to the Leases (subject to such exclusions, the “Contracts”); and

(d)                                 All surface fee interests, easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use solely in connection with, the Properties; but excluding, in all such instances, any permits and other appurtenances to the extent transfer is restricted pursuant to the terms of the relevant agreement or applicable Law and the necessary consents or approvals to transfer have not been obtained.